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                                                                    EXHIBIT 23.2








                         Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 6 on Form S-3 to the Registration Statement on
Form SB-2 (SEC File No. 333-09349) and related Prospectus of AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.) for the registration of 526,559 shares of common stock and to the incorporation by reference therein of our report dated January 16, 1998, with respect to the financial statements of AVAX Technologies, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1997.


                                                     Ernst & Young LLP


Kansas City, Missouri
August 14, 1998